UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 454-6260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2016 (the “Initial Filing”) by Realty Finance Trust, Inc. (the “Company”). This Amendment No. 1 is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K in order to file as an exhibit an email received from Dr. Robert J. Froehlich (“Froehlich”), a former member of the Board of Directors of the Company (the “Board”), pursuant to the opportunity to respond to the Initial Filing granted to him under Item 5.02(a)(3)(ii) of Form 8-K. The information contained in this Amendment No. 1 supplements the information contained in the Initial Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2016, the Company received an email from Froehlich, a copy of which is attached hereto as Exhibit 17 and is incorporated herein by reference. As described below, the Board and Company do not agree with certain statements contained in Froehlich’s email and believe that the Company’s description of the circumstances of Froehlich’s resignation, as set forth in the Initial Filing, is accurate.

•	The Company reaffirms its disclosure in the Initial Filing that it advised Froehlich of the reason for the rescheduling of the Board meetings relating to the Company’s Form 10-Q. In response to questions from the Company’s independent directors, including Froehlich, regarding the reason for the rescheduling of the Board meetings, which are described in Froehlich’s email, the Company’s outside counsel, at the direction of the Company, promptly advised the independent directors that the delay was due to continued work on the draft Form 10-Q, and that such work was close to completion. The meetings were held one day later than originally scheduled.

•	The Company reaffirms its disclosure in the Initial Filing that at the time of the board meetings the Company’s legal advisors were assessing the manner in which the Company would repeat in the Form 10-Q the disclosure in the Company’s previously filed Form 8-K regarding the formation of a special committee.

•	Prior to receipt of Froehlich’s initial resignation notice, the special committee reported to the Board that, from among a group of candidate financial advisors carefully considered by the special committee, the special committee had determined to commence negotiations with one particular financial advisor, but that such negotiations were not complete. To the extent terms are not agreed to in the future, the special committee may commence negotiations with another candidate financial advisor. Accordingly, under the circumstances, and as disclosed in the Initial Filing, neither the Company nor the special committee was prepared to engage the financial advisor identified by Froehlich in his original resignation notice within the time period Froehlich established to do so. The Company does not otherwise comment here on the details of the deliberations of the special committee, which the Company considers confidential.

•	With respect to Froehlich’s comments regarding the timing of its disclosure, the Company confirms that it made the Initial Filing and has made this filing within the prescribed timelines established by the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17	Email from Dr. Robert J. Froehlich dated May 20, 2016*

* Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realty Finance Trust, Inc.

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chief Executive Officer and Interim President

Date: May 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

17	Email from Dr. Robert J. Froehlich dated May 20, 2016*

* Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.